UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 19, 2023

Kellanova

(Exact name of registrant as specified in its charter)

Delaware	1-4171	38-0710690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

412 N. Wells Street

Chicago, IL 60654

(Address of principal executive offices, including zip code)

(269) 961-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.25 par value per share	K	New York Stock Exchange
1.000% Senior Notes due 2024	K 24	New York Stock Exchange
1.250% Senior Notes due 2025	K 25	New York Stock Exchange
0.500% Senior Notes due 2029	K 29	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 19, 2023 (the “Effective Date”), Kellanova (the “Company” or the “Borrower”) entered into an unsecured 364-Day Credit Agreement (the “New 364-Day Credit Facility”) with JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., Barclays Bank PLC, Citibank, N.A., Coöperatieve Rabobank U.A., New York Branch, and Morgan Stanley MUFG Loan Partners, LLC as Co-Syndication Agents, and JPMorgan Chase Bank, N.A., Barclays Bank PLC, BofA Securities, Inc., Citibank, N.A., Coöperatieve Rabobank U.A., New York Branch, and Morgan Stanley MUFG Loan Partners, LLC as Joint Lead Arrangers and Joint Bookrunners and the lenders named therein (the “364-Day Credit Facility Lenders”).

On the Effective Date, in connection with entering into the New 364-Day Credit Facility, the Company terminated its existing 364-Day Credit Agreement, dated as of December 20, 2022 (the “Old 364-Day Credit Facility”) with the lenders named therein, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., Barclays Bank PLC, Citibank, N.A., Coöperatieve Rabobank U.A., New York Branch, and Morgan Stanley MUFG Loan Partners, LLC as Co-Syndication Agents, and JPMorgan Chase Bank, N.A., Barclays Bank PLC, BofA Securities, Inc., Citibank, N.A., Coöperatieve Rabobank U.A., New York Branch, and Morgan Stanley MUFG Loan Partners, LLC as Joint Lead Arrangers and Joint Bookrunners. The description of the Old 364-Day Credit Facility in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the credit agreement governing the Old 364-Day Credit Facility, a copy of which was filed as Exhibit 10.1 to our Current Report on Form 8-K dated December 22, 2022, and is incorporated by reference herein.

The New 364-Day Credit Facility allows the Borrower, for the fees and expenses and at the interest rates specified therein, to borrow, on a revolving credit basis up to an aggregate principal amount of US $1,000,000,000 at any time outstanding. The interest rates in the New 364-Day Credit Facility applicable to borrowings under the facility are based on the secured overnight financing rate, or SOFR (as defined in the New 364-Day Credit Facility), subject to customary floors and adjustments, together with a margin set forth therein.

The New 364-Day Credit Facility contains customary covenants and warranties, including specified restrictions on indebtedness, liens and an interest expense coverage ratio that requires the ratio of Consolidated EBITDA to Consolidated Interest Expense to be no less than 4.0 to 1.0 for any four consecutive fiscal quarters. It also contains customary Events of Default (as defined in the credit agreement governing the New 364-Day Credit Facility). If an Event of Default occurs, then, to the extent permitted in the New 364-Day Credit Facility, the Administrative Agent with respect to the New 364-Day Credit Facility may terminate the commitments under the New 364-Day Credit Facility, accelerate any outstanding loans under the New 364-Day Credit Facility and demand the deposit of cash collateral equal to the 364-Day Credit Facility Lenders’ letter of credit exposure plus interest thereon under the New 364-Day Credit Facility.

Many of the 364-Day Credit Facility Lenders have in the past performed, and may in the future from time to time, perform investment banking, financial advisory, lending and/or commercial banking services, or other services for the Company and its subsidiaries, for which they have received, and may in the future receive, customary compensation and expense reimbursement.

On the Effective Date, no borrowings were outstanding under either the New 364-Day Credit Facility or the Old 364-Day Credit Facility.

The description of the New 364-Day Credit Facility in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the New 364-Day Credit Facility, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	364-Day Credit Agreement dated as of December 19, 2023 with JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., Barclays Bank PLC, Citibank, N.A., Coöperatieve Rabobank U.A., New York Branch, and Morgan Stanley MUFG Loan Partners, LLC as Co-Syndication Agents, and JPMorgan Chase Bank, N.A., Barclays Bank PLC, BofA Securities, Inc., Citibank, N.A., Coöperatieve Rabobank U.A., New York Branch, and Morgan Stanley MUFG Loan Partners, LLC as Joint Lead Arrangers and Joint Bookrunners and the lenders named therein.

104	Cover Page to this Current Report on Form 8-K in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KELLANOVA

Date: December 20, 2023	By:	/s/ John Min
	Name:	John Min
	Title:	Chief Legal Officer